EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Bank of New York Company, Inc. of our report dated January 31, 2003, included in the 2002 Annual Report to Shareholders of The Bank of New York Company, Inc.

We also consent to the incorporation by reference in the following Registration Statements of The Bank of New York Company, Inc. of our report dated January 31, 2003, with respect to the consolidated financial statements of The Bank of New York Company, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002:

Registration Statement Number	Form	Description
No. 333-03811	S-3	Dividend Reinvestment and Stock Purchase Plan
No. 333-15951	S-3	Preferred Trust Securities in the amount of $700 million
No. 333-15951-01
No. 333-15951-02
No. 333-15951-03
No. 333-15951-04
No, 333-15951-05
No. 333-40837	S-3	Preferred Trust Securities in the amount of $500 million
No. 333-40837-01
No. 333-40837-02
No. 333-40837-03
No. 333-62516 No. 333-62516-01	S-3	Debt Securities, Preferred Stock, Common Stock, and Preferred Trust Securities in the amount of $1.6 billion
No. 333-62516-02
No. 333-62516-03
No. 333-62516-04
No. 333-70187 No. 333-70187-01	S-3	Debt Securities, Preferred Stock, Common Stock, and Preferred Trust Securities in the amount of $1.3 billion
No. 333-70187-02
No. 333-70187-03
No. 333-70187-04
No. 333-89586 No. 333-89586-01	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock, and Trust Preferred Securities in the amount of $2.4 billion
No. 333-89586-02
No. 333-89586-03
No. 333-89586-04
No. 333-103003 No. 333-103003-01 No. 333-103003-02	S-3	Debt Securities, Preferred Stock, Depositary Shares, Common Stock Equity Purchase Contracts, Equity Purchase Units, Warrants and Trust Preferred Securities in the amount of $2.2 billion
No. 333-103003-03
No. 333-103003-04
No. 333-78685	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan, 1993 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan
No. 33-56863	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan and 1993 Long-Term Incentive Plan

Registration Statement Number	Form	Description
No. 33-57670	S-8	Employees’ Stock Purchase Plan, Employees’ Profit-Sharing Plan and 1993 Long-Term Incentive Plan
No. 33-62267	S-8	Putnam Stock Option Plan

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

New York, New York

March 14, 2003